                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------
RAINFOREST CAFE, INC.
720 South Fifth Street                      A Wild Place to Shop and Eat(R)
Hopkins, MN 55343
                                            For Further Information Contact:
                                            Kenneth Brimmer
                                            President
                                            612-945-5400
www.rainforestcafe.com
NATIONAL MARKET:  RAIN

--------------------------------------------------------------------------------

                  RAINFOREST CAFE WINS ISS SUPPORT FOR MERGER

            LEADING INDEPENDENT PROXY ADVISORY FIRM RECOMMENDS VOTE
                           'FOR' THE LANDRY'S MERGER


(MINNEAPOLIS, MN - APRIL 5, 2000) - RAINFOREST CAFE, A WILD PLACE TO SHOP AND EAT(R), Rainforest Cafe today announced that Institutional Shareholder Services
(ISS), the nation's leading proxy voting advisory firm, has recommended that shareholders vote for the proposed merger of Rainforest Cafe and Landry's Seafood Restaurants, Inc. (NYSE: LNY - news). The merger will be voted on at a special meeting of Rainforest's shareholders on April 18, 2000.

In urging its clients, which include institutional investors, mutual funds and other fiduciaries, to support the merger, ISS stated,"...we believe that, absent a higher offer, the Landry's offer represents the best alternative to
shareholders....The structure of the merger consideration also allows shareholders to receive stock in the combined entity, which will allow shareholders to participate in any potential synergies that may be generated."

Rainforest Cafe President Kenneth Brimmer said, "We are very pleased that ISS, with its reputation for independent advocacy of shareholders interests and sound corporate governance, recognizes the value of the merger for Rainforest shareholders. We expect that our combination with Landry's will result in a stronger, more diverse restaurant company and give our shareholders the opportunity to benefit from future growth potential. Based upon our recent 2000 earnings forecast, the proposed merger is valued at more than 30 times the current year's earnings, and represents more than a 25 percent premium over our recent trading price."

ISS is the world's largest provider of voting and corporate governance services. Serving more than 700 institutional and corporate clients throughout North America and Europe, ISS analyzes proxy proposals and issues vote recommendations for more than 8,500 U.S. and 7,500 non-U.S. shareholders meetings each year.

Rainforest Cafe, Inc. develops, owns and operates combination restaurant/retail facilities offering a stimulating and entertaining rain forest theme, providing visitors with "A Wild Place to Shop and Eat"(R). There are currently 38 Rainforest Cafe(R) units open including 28 domestic locations and 10 international units. Rainforest Cafe, Inc. common shares are traded on the NASDAQ National Market under the symbol RAIN.

--------------------------------------------------------------------------------
This news release (as well as information included in oral statements made or to be made by the Company) may contain forward-looking statements that involve risks and uncertainties relating to future events. Actual events or the Company's results may differ materially from those discussed in any such forward-looking statements. The Company does not expect to update forward-looking statements continually as conditions change. These risks and uncertainties include, but are not limited to, those relating to the merger with Landry's Seafood Restaurants, Inc. Statements regarding estimated results are preliminary and based on partial information and management assumptions. The Company plans to announce its complete first quarter results on or about April 27, 2000. The information in this release including information regarding expected revenues, net income and net income per share is forward looking and preliminary. Actual results for the quarter may differ depending upon a number of factors including, but to limited to, accounting adjustments, competition, fluctuations and changes in consumer preferences and attitudes, intellectual property protection, development and construction activities, and results of shareholder litigation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's Form 10K filed with the Securities and Exchange Commission for the fiscal year ended January 2, 2000.
--------------------------------------------------------------------------------

                                      # # #